EXHIBIT 99.1

For Immediate Release

Contact:	Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203)863-8200

Urstadt Biddle Properties Inc. Reports Operating Results for the Second Quarter and First Half of Fiscal 2014

Greenwich, Connecticut, June 9, 2014 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its operating results for the three and six month periods ended April 30, 2014.

Diluted Funds from Operations (FFO) for the quarter ended April 30, 2014 was $8,037,000 or $0.26 per Class A Common share and $0.23 per Common share, compared to $7,654,000 or $0.25 per Class A Common share and $0.22 per Common share in last year's second quarter.   For the first six months of fiscal 2014, diluted FFO amounted to $16,009,000 or $0.52 per Class A Common share and $0.46 per Common share compared to $11,353,000 or $0.37 per Class A Common share and $0.33 per Common share in the corresponding period of fiscal 2013.  The above FFO amounts for fiscal 2013 include several significant one-time items.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table at the end of this report which explains the effect of these one-time items on the company's FFO per share.

Net income from continuing operations applicable to Class A Common and Common stockholders for the second quarter of fiscal 2014 was $2,881,000 or $0.09 per diluted Class A Common share and $0.08 per diluted Common share compared to $2,704,000, or $0.09 per diluted Class A Common share and $0.08 per diluted Common share and in last year's second quarter.  Net income from continuing operations applicable to Class A Common and Common stockholders for the first six months of fiscal 2014 was $5,893,000 or $0.19 per diluted Class A Common share and $0.17 per diluted Common share compared to $1,615,000, or $0.05 per diluted Class A Common share and $0.05 per diluted Common share and in last year's first six months.

The per share amounts for both FFO and net income in the first half of fiscal 2013 include the dilutive effect of the issuance of 2.5 million Class A Common shares in a follow-on public offering and 5.175 million shares of a new Series F preferred stock, both in October 2012.  The common stock offering raised net proceeds of $48 million and the preferred stock offering raised an additional $125 million, which funds were not fully invested until May 2013.  With respect to those funds, $100 million of the preferred stock offering proceeds was used to redeem the Series E preferred stock in November 2013 and the Series C preferred stock, which was fully redeemed by May 2013.  As a result of these redemptions, the company incurred charges to expense the original issue costs of the preferred stock of $406,000 in the second quarter of fiscal 2013 and $3.8 million in the first quarter of fiscal 2013.  The first two quarters of fiscal 2013 also included payment of $476,000 in preferred stock dividends related to the Series C preferred stock, while the first two quarters of fiscal 2014 did not include dividends on this preferred stock as all such shares were redeemed by May of fiscal 2013.  In addition, the per share amounts for FFO and net income for the six months ended April 30, 2014 and 2013 include one-time property acquisition costs of $413,000 and $278,000, respectively.

At April 30, 2014, the Company's consolidated core properties were 90.6% leased, an increase of 0.46% from the end of fiscal 2013.  Overall consolidated core property occupancy increased to 87.4% at April 30, 2014 from 86.9% at the end of fiscal 2013.  The Company has equity interests in seven unconsolidated joint ventures (730,000 square feet).  At April 30, 2014, these joint ventures were approximately 98% leased.

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "We were pleased to add two more properties to our portfolio in the second quarter of 2014.  These additions, and another retail property now under contract, have helped us continue the momentum created in fiscal 2013 and the first quarter of fiscal 2014.  Both new properties are located in Riverhead, NY at the eastern terminus of the Long Island Expressway.  One of these properties is a 195,000 square foot shopping center anchored by a new 168,000 square foot Wal-Mart and includes 27,000 square feet of newly built in-line retail space, of which 23,000 square feet already has been leased.  The second property, located adjacent to the Wal-Mart center, includes a free standing Applebee's Restaurant, with development rights for an additional 7,200 square feet of retail space.  The Wal-Mart center shares a traffic light with the Tanger Outlet Center located directly across the street.  The property that we placed under contract, which acquisition we expect to conclude in the third quarter of fiscal 2014, is primarily a retail property located in our core marketplace."

Continuing, Mr. Biddle said, "One of the company's most important priorities is leasing the remaining vacant space in our portfolio.  We have recently completed the re-tenanting of nearly all of the previously vacant space in our Meriden, CT shopping center and are working diligently to complete the re-development of the Westchester Pavilion center in White Plains, NY, where we are seeking a zoning change that will increase the permitted buildable area to 860,000 square feet from the current 187,000 square feet.   Re-development of our Chilmark center in Briarcliff Manor, NY, which includes new construction of a nearly 14,000 square foot CVS store scheduled for delivery to the tenant in August 2014 and 3,000 square feet of other new retail space, is progressing on schedule.  The sale in the first quarter of the company's two industrial properties in St. Louis, MO and Dallas, TX provided capital for the acquisition in that quarter of a shopping center in Bethel, CT as well as the Riverhead, NY properties described above."

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 67 properties containing approximately 5.0 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 178 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 20 consecutive years.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2014 and 2013
 (in thousands, except per share data)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2014	2013	2014	2013

Revenues
Base rents	$36,993	$34,036	$18,780	$17,095
Recoveries from tenants	13,133	11,887	6,751	5,564
Lease termination income	52	24	-	24
Other income	968	1,100	421	375
Total Revenues	51,146	47,047	25,952	23,058

Expenses
Property operating	10,876	9,695	5,950	4,437
Property taxes	8,567	7,537	4,235	3,729
Depreciation and amortization	9,435	8,348	4,859	4,210
General and administrative	4,087	4,146	1,983	1,994
Provision for tenant credit losses	359	476	232	223
Acquisition costs	413	278	42	125
Directors' fees and expenses	172	180	82	72
Total Operating Expenses	33,909	30,660	17,383	14,790

Operating Income	17,237	16,387	8,569	8,268

Non-Operating Income (Expense):
Interest expense	(5,009)	(4,243)	(2,605)	(2,023)
Equity in net income from unconsolidated joint ventures	805	601	499	419
Interest, dividends and other investment income	70	1,242	19	510
Income From Continuing Operations Before Discontinued Operations	13,103	13,987	6,482	7,174
Discontinued operations:
Income from discontinued operations	141	765	-	382
Gain on sale of properties	12,612	-	-	-
Income from discontinued operations	12,753	765	-	382

Net Income	25,856	14,752	6,482	7,556

Noncontrolling interests:
Net income attributable to noncontrolling interests	(304)	(317)	(148)	(135)
Net income attributable to Urstadt Biddle Properties Inc.	25,552	14,435	6,334	7,421
Preferred stock dividends	(6,906)	(7,890)	(3,453)	(3,929)
Redemption of preferred stock	-	(4,165)	-	(406)

Net Income Applicable to Common and Class A Common Stockholders	$18,646	$2,380	$2,881	$3,086

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.17	$0.05	$0.08	$0.08
Income from discontinued operations	$0.37	$0.02	$-	$0.01
Net Income Applicable to Common Stockholders	$0.54	$0.07	$0.08	$0.09

Per Class A Common Share:
Income from continuing operations	$0.19	$0.05	$0.09	$0.09
Income from discontinued operations	$0.41	$0.03	$-	$0.01
Net Income Applicable to Class A Common Stockholders	$0.60	$0.08	$0.09	$0.10

Weighted Average Shares Outstanding (Diluted):
Common	8,443	8,317	8,542	8,411
Class A Common	23,392	23,328	23,427	23,367

The following information summarizes the Company's results of operations for the six month and three month periods ended April 30, 2014 and 2013 (in thousands, except percentage amounts):
	Six Months Ended
	April 30,				Change Attributable to:
Revenues	2014	2013	Increase (decrease)	% Change	Property Acquisitions		Properties Held In Both Periods (Note 1)
Base rents	$36,993	$34,036	$2,957	8.7%	$2,757		$200
Recoveries from tenants	13,133	11,887	1,246	10.5%	1,234		12
Other income	968	1,100	(132)	(12.0%)	33		(165)

Operating Expenses
Property operating expenses	10,876	9,695	1,181	12.2%	749		432
Property taxes	8,567	7,537	1,030	13.7%	662		368
Depreciation and amortization	9,435	8,348	1,087	13.0%	905		182
General and administrative expenses	4,087	4,146	(59)	(1.4%)	n/	a	n/	a

Other Income/Expenses
Interest expense	5,009	4,243	766	18.1%	819		(53)
Interest, dividends and other investment income	70	1,242	(1,172)	(94.4%)	n/	a	n/	a

Note 1 – Properties held in both periods includes only properties owned for the entire periods of 2014 and 2013, all other properties are included in the property acquisition column.  There are no properties excluded from the analysis.

	Three Months Ended
	April 30,				Change Attributable to:
Revenues	2014	2013	Increase (decrease)	% Change	Property Acquisitions		Properties Held In Both Periods (Note 2)
Base rents	$18,780	$17,095	$1,685	9.9%	$1,510		$175
Recoveries from tenants	6,751	5,564	1,187	21.3%	803		384
Other income	421	375	46	12.3%	32		14

Operating Expenses
Property operating expenses	5,950	4,437	1,513	34.1%	468		1,045
Property taxes	4,235	3,729	506	13.6%	372		134
Depreciation and amortization	4,859	4,210	649	15.4%	496		153
General and administrative expenses	1,983	1,994	(11)	(0.6%)	n/	a	n/	a

Other Income/Expenses
Interest expense	2,605	2,023	582	28.8%	497		85
Interest, dividends and other investment income	19	510	(491)	(96.3%)	n/	a	n/	a

Note 2 – Properties held in both periods includes only properties owned for the entire periods of 2014 and 2013, all other properties are included in the property acquisition column.  There are no properties excluded from the analysis.

Revenues:
Base rents increased by 8.7% to $37.0 million for the six month period ended April 30, 2014 as compared with $34.0 million in the comparable period of 2013. Base rents increased 9.9% to $18.8 million for the three months ended April 30, 2014 as compared with $17.1 million in the comparable period of 2013. The change in base rentals and the changes in other income statement line items were attributable to:

Property Acquisitions:

In fiscal 2013 and the first half of fiscal 2014, the Company purchased equity interests in fourteen properties totaling approximately 327,000 square feet of GLA.  These properties accounted for all of the revenue and expense changes attributable to property acquisitions during the six month and three month periods ended April 30, 2014.  In addition, the Company purchased an equity interest in two properties in the first six months of fiscal 2014 that are accounted for by the equity method of accounting and are not consolidated into the financial statements of the Company and as such are not included in any of the variance analysis presented below.

Properties Held in Both Periods:

Revenues
Base rents increased during the six month and three month periods ended April 30, 2014 by $200,000 and $175,000, respectively when compared with the corresponding prior periods as the percentage of the portfolio that was leased was increased slightly.  In the first half of fiscal 2014, the Company leased or renewed approximately 271,700 square feet (or approximately 6.3% of total consolidated core property leasable area).  At April 30, 2014, the Company's consolidated core properties were approximately 90.6% leased, an increase of 0.46% from the end of fiscal 2013.  Overall core property occupancy increased to 87.4% at April 30, 2014 from 86.9% at the end of fiscal 2013.

In the six month and three month periods ended April 30, 2014, recoveries from tenants for properties owned in both periods (which represents reimbursements from tenants for operating expenses and property taxes) increased by $12,000 and $384,000, respectively. This net increase was a result of higher operating expenses at its properties held in both periods due predominantly to an increase in expenses relating to parking lots, building roofs, building repairs and snow removal.

Interest, dividends and other investment income decreased in the six month and three month periods ended April 30, 2014 when compared to the corresponding prior periods by $1.2 million and $491,000, respectively predominantly as a result of the Company investing approximately $28 million of the proceeds from its two equity offerings completed in October 2012 in income producing securities in the first half of fiscal 2013.  These securities were sold in the third quarter of fiscal 2013.

Expenses
Property operating expenses for properties held in both periods increased in the six month and three month periods ended April 30, 2014 when compared with the corresponding prior periods by $432,000 and $1.0 million, respectively, as a result of an increase in expenses relating to parking lots, building roofs, building repairs and snow removal cost.

Real estate taxes for properties held in both periods increased in the six month and three month periods ended April 30, 2014 when compared with the corresponding prior periods as a result of normal tax assessment increases.

Interest expense for properties owned in the six month and three month periods ended April 30, 2014 was relatively unchanged as a result of normal amortization of secured mortgages causing a reduction in interest expense offset by an increase in unsecured borrowing in the first six months of fiscal 2014 when compared to the first six months of fiscal 2013 which caused an increase in interest expense.

Depreciation and amortization expense from properties held in both periods was relatively unchanged.

General and administrative was relatively unchanged.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The Company defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Funds from Operations
Six Months and Three Months Ended April 30, 2014 and 2013
 (in thousands, except per share data)

	Six Months Ended April 30,		Three Months Ended April 30,
	2014	2013	2014	2013
Net Income Applicable to Common and Class A Common Stockholders	$18,646	$2,380	$2,881	$3,086

Real property depreciation	7,697	6,507	3,921	3,282
Amortization of tenant improvements and allowances	1,450	1,597	781	803
Amortization of deferred leasing costs	252	211	140	108
Depreciation and amortization on discontinued operations	-	33	-	17
Depreciation and amortization on unconsolidated joint ventures	576	450	314	262
(Gain)/loss on sale of asset	(12,612)	175	-	96
Funds from Operations Applicable to Common and Class A Common Stockholders	$16,009	$11,353	$8,037	$7,654

Funds from Operations (Diluted) Per Share:
Common	$.46	$.33	$.23	$.22
Class A Common	$.52	$.37	$.26	$.25

The following table reconciles the company's net income available to Common and Class A Common Stockholders to Funds From Operations after removing the preferred stock redemption charges, excess preferred stock dividends and acquisition costs for the six months and three months ended April 30, 2014 (Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Six Months Ended April 30,		Three Months Ended April 30,
	2014	2013	2014	2013
Net Income Applicable to Common and Class A Common Stockholders	$18,646	$2,380	$2,881	$3,086
Add: Redemption of preferred stock charges	-	4,165	-	406
Add: Acquisition costs	413	278	42	125
Add: Excess preferred stock dividends (Note 1)	-	952	-	476
Net Income Applicable to Common and Class A Common Stockholders	19,059	7,775	2,923	4,093

Real property depreciation	7,697	6,507	3,921	3,282
Amortization of tenant improvements and allowances	1,450	1,597	781	803
Amortization of deferred leasing costs	252	211	140	108
Depreciation and amortization on discontinued operations	-	33	-	17
Depreciation and amortization on unconsolidated joint ventures	576	450	314	262
(Gain)/loss on sale of asset	(12,612)	175	-	96
Funds from Operations Applicable to Common and Class A Common Stockholders	$16,422	$16,748	$8,079	$8,661

Funds from Operations (Diluted) Per Share:
Common	$.47	$.49	$.23	$.25
Class A Common	$.53	$.54	$.26	$.28

Note 1 – The Company sold preferred stock in October of 2012 for the main purpose of redeeming its Series E and Series C preferred stock.  The company redeemed the Series E on November 21, 2012 and redeemed the Series C preferred stock in various stages through May of 2013.  The company incurred excess preferred stock dividends of approximately $476,000 in each of the first and second quarters of fiscal 2013 as a result of having the new series of preferred stock outstanding prior to being able to redeem the series C preferred stock.

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
April 30, 2014
 (in thousands)
Balance Sheet Highlights
(in thousands)
	April 30, 2014	October 31, 2013
	(Unaudited)

Assets
Cash and Cash Equivalents	$8,586	$2,945

Real Estate investments before accumulated depreciation	$773,475	$732,159

Investments in and advances to unconsolidated joint ventures	$39,028	$31,432

Total Assets	$696,460	$650,026

Liabilities
Revolving credit lines	$36,300	$9,250

Mortgage notes payable and other loans	$180,040	$166,246

Total liabilities	$233,964	$192,269

Redeemable Noncontrolling Interests	$12,097	$11,843

Total Stockholders' Equity	$450,399	$445,914